Exhibit 99.1

White River Energy Corp warrants eligible to begin trading under the ticker symbol “WTRVW”

FAYETTEVILLE, AR, December 14, 2023 (BUSINESS WIRE) – White River Energy Corp (“White River” or the “Company”) (OTCQB: WTRV), a vertically integrated energy company with oil and gas exploration, production, and drilling operations on approximately 34,000 cumulative acres of oil and gas mineral leases in the U.S. Gulf Basin, has announced that the Company’s warrants, the sales of which are covered by the Company’s effective registration statement on Form S-1, have received approval from the OTC Markets Group to be eligible to begin trading on the OTCQB under the ticker symbol “WTRVW” at the market open on December 14, 2023. The terms of the warrants are 5-years with an expiration date of September 29, 2028 and an exercise price of $1.00 per share.

About White River Energy Corp

White River Energy Corp is a vertically integrated energy company with oil and gas exploration, production, and drilling operations on over 34,000 cumulative acres of oil and gas mineral leases in Louisiana and Mississippi.

Investor Relations Contact

IR@white-river.com

1-800-203-5610